UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2019

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On October 27, 2019 Athene Holding Ltd., a Bermuda exempted company (“AHL”), Apollo Global Management, Inc., a Delaware corporation (“AGM” and, together with its consolidated subsidiaries, “Apollo”) and the entities that form the Apollo Operating Group (as defined below) entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, among other things:

•	(i) AHL will issue 27,959,184 Class A common shares of AHL (“Class A Common Shares”) to certain subsidiaries of the Apollo Operating Group in exchange for an issuance by the Apollo Operating Group of 29,154,519 non-voting equity interests of the Apollo Operating Group (the “AOG Units”) to AHL and (ii) AGM, through the Apollo Operating Group, will purchase an additional $350 million of Class A Common Shares (the “Share Issuance”), as further described below;

•	AHL has granted to AGM the right to purchase additional Class A Common Shares from the closing date of the Share Issuance (the “Closing Date”) until 180 days thereafter to the extent the issued and outstanding Class A Common Shares beneficially owned by Apollo and certain of its related parties and employees (collectively, the “Apollo Parties”) (inclusive of Class A Common Shares over which any such persons have a valid proxy) do not equal at least 35% of the issued and outstanding Class A Common Shares, on a fully diluted basis (the “Conditional Right”), as further described below;

•	A representative of the Apollo Operating Group will have the right to purchase up to that number of Class A Common Shares that would increase by up to 5% the percentage of the issued and outstanding Class A Common Shares beneficially owned by the Apollo Parties (inclusive of Class A Common Shares over which any such persons have a valid proxy), calculated on a fully diluted basis (the “Facility Right”, and together with the Share Issuance and the Conditional Right, the “Share Transactions”), as further described below;

•	AHL will make certain amendments to the Twelfth Amended and Restated Bye-laws of AHL (the “Bye-laws”), by way of amending and restating the Bye-laws (the “Thirteenth Amended and Restated Bye-laws”), which include, among other items, the elimination of AHL’s current multi-class share structure.

The special committee of AHL’s board of directors (the “AHL Board”), all of AHL’s disinterested directors, the conflicts committee of AGM’s board of directors (the “Board”) and the executive committee of the Board have each approved the proposed transaction. The proposed transaction is subject to customary closing conditions, including approval of the shareholders of AHL, the receipt of all necessary regulatory and governmental approvals and certain other closing conditions, as described below.

Share Issuance. The Transaction Agreement provides, among other things, that, subject to the terms and conditions set forth in the Transaction Agreement, the entities that comprise the Apollo Operating Group will issue 29,154,519 non-voting AOG Units to AHL in exchange for which AHL will issue and transfer (directly or indirectly) 27,959,184 new Class A Common Shares to certain subsidiaries of the Apollo Operating Group. The exchanged equity interests will total approximately $1.2 billion in value based on the closing market price of the Class A Common Shares and AGM’s Class A common stock (“AGM Class A Common Stock”) on October 25, 2019. Also on the Closing Date under the Transaction Agreement, AGM or the Apollo Operating Group will pay, or cause to be paid, in the aggregate, $350 million to AHL and, in exchange therefor, AHL will issue and sell 7,575,758 new Class A Common Shares to the Apollo Operating Group.

Conditional Right. Pursuant to the Transaction Agreement, AHL agreed to grant AGM the right to purchase additional Class A Common Shares from AHL from the Closing Date until 180 days after such date to the extent the issued and outstanding Class A Common Shares beneficially owned by the Apollo Parties (inclusive of any Class A Common Shares over which any such persons have a valid proxy) do not equal at least 35% of the issued and outstanding Class A Common Shares, on a fully diluted basis. In the event that AGM exercises its Conditional Right, AGM will pay AHL a price per share of Class A Common Shares equal to the volume-weighted average price for Class A Common Shares for the 30 calendar days prior to the date AGM delivers notice to AHL that it has exercised the Conditional Right, in accordance with the Transaction Agreement.

Bye-Law Amendments. Pursuant to the Transaction Agreement, AHL agreed to make certain amendments to the Bye-laws, by way of adopting the Thirteenth Amended and Restated Bye-laws upon the closing of the proposed transaction. The Bye-law amendments will, among other things,

•	eliminate the multi-class common stock structure of AHL, with all outstanding Class B common shares of AHL being converted into Class A Common Shares (together with the Class B common shares, the “AHL Common Shares”) and all Class M common shares of AHL (“Class M Common Shares”) being converted into a combination of Class A Common Shares and other securities;

•	modify the voting cutback that is applicable to persons who own, or are treated as owning, Class A Common Shares that, represent more than 9.9% of the total voting power of AHL (the “9.9% Voting Cutback”). As modified, the 9.9% Voting Cutback applies to limit to 9.9% the voting power of AHL owned by persons who, together with their affiliates, beneficially own more than 9.9% of the voting power of AHL, subject to exemptions as authorized by a super-majority of the AHL Board. In connection with such amendments, (i) the AHL Board has resolved to exempt shares beneficially owned by the Apollo Group (as defined in the Bye-laws) from the 9.9% Voting Cutback and (ii) delegated authority to AHL’s independent directors to remove the 9.9% Voting Cutback altogether in the event that they determine that it is the sole impediment to the Class A Common Shares being listed on the S&P 500 stock market index;

•	modify and narrow the existing rule that deems certain Class A Common Shares to be non-voting so that it applies only when the 9.9% Voting Cutback is in effect with respect to one or more persons and only to Class A Common Shares owned, or treated as owned, by persons (other than AGM, its affiliates, and persons who have granted AGM a valid proxy) who own, or are treated as owning, shares of AGM, and include a voting cutback that would apply only when the 9.9% Voting Cutback is in effect with respect to one or more persons and would limit to 49.9% the voting power of AHL owned, or treated as owned, by certain persons or groups of persons who do not own more than 50% of the value of AHL’s shares;

•	eliminate certain transfer restrictions applicable to transfers of the AHL Common Shares that would result in 19.9% or more of the total voting power or value of AHL being owned, or treated as owned, by persons who are either (i) both “United States shareholders” of AHL under Section 953(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and Related Insured Entities (as defined in the Bye-laws) or (ii) both related to “United States shareholders” of AHL under Section 953(c) of the Code and Related Insured Entities; and

•	make technical modifications to the restrictions on transactions between AHL and the Apollo Group (as defined in the Bye-laws) as a result of the elimination of the multi-class common stock structure of AHL.

The Thirteenth Amended and Restated Bye-laws will be submitted to the shareholders of AHL for approval and, if approved by AHL shareholders, will be adopted contemporaneously with the closing of the Share Issuance.

Closing Conditions. The consummation of the Share Issuance and the other transactions contemplated by the Transaction Agreement are subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Thirteenth Amended and Restated Bye-laws and the Share Transactions by AHL’s shareholders, (ii) the receipt of required governmental and regulatory approvals for the Share Transactions, and the approval of the NYSE for the listing of the Class A Common Shares issued by AHL in connection with the Share Issuance, (iii) the absence of any applicable law or regulation or order that prohibits the transactions contemplated by the Transaction Agreement, and the absence of any pending or threatened proceeding by any governmental entity or any investigation by any governmental entity seeking any such order, and (iv) certain other customary closing conditions, including, among other things, delivery of certain transaction documents contemplated by the Transaction Agreement, accuracy of representations and warranties and compliance with covenants by the parties.

Representations, Warranties and Covenants. The Transaction Agreement contains customary representations, warranties and covenants of AHL, AGM and the Apollo Operating Group, in each case qualified by disclosures made in AHL’s and AGM’s respective disclosure letters and applicable Securities and Exchange Commission (“SEC”) filings.

The covenants include an obligation of AHL and AGM, subject to certain exceptions, to use commercially reasonable efforts to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and governmental entities, and the expiration or termination of any applicable waiting periods, necessary or advisable to consummate the Share Issuance. The covenants also provide that the AHL Board or any committee thereof (including the special committee constituted to approve the Transaction Agreement and the related transactions) may change its recommendation to the extent it determines that failure to take such action would be a breach of its fiduciary duties, but only if certain conditions are satisfied with respect thereto and AHL complies with its obligations in respect thereto. AGM also agreed that it will maintain the ratio of AOG Units to AGM Class A Common Stock in accordance with the Sixth Amended and Restated Exchange Agreement, dated as of September 5, 2019, by and among AGM and the other parties thereto. AHL has also agreed to cooperate with AGM to permit AGM to sell its Class A Common Shares without registration for so long as AGM and its controlled affiliates beneficially own at least 7.5% of Class A Common Shares.

Termination. The Transaction Agreement may be terminated (i) by either AHL or AGM if (a) the closing of the Share Issuance does not occur on or before April 27, 2020, subject to certain extensions as set forth in the Transaction Agreement, or (b) AHL’s shareholders do not approve the Thirteenth Amended and Restated Bye-laws or the Share Transactions at AHL’s shareholder meeting or (ii) by any party in the event that any governmental entity has issued an order or taken any other action restraining, enjoining or prohibiting the transactions contemplated by the Transaction Agreement, and such order or other action is final and nonappealable.

“Apollo Operating Group” refers to (i) the limited partnerships and limited liability companies through which Apollo currently operates its businesses and (ii) one or more limited partnerships or limited liability companies formed for the purpose of, among other activities, holding certain of Apollo’s gains or losses on its principal investments in the funds it manages.

Voting Agreement

Concurrently with the entry into the Transaction Agreement, Apollo Management Holdings, L.P. (“AMH”) and James Belardi, the Chief Executive Officer of AHL (individually and on behalf of certain trusts), and William Wheeler, the President of AHL (each an “Other Shareholder”), who are members of AHL’s management team, entered into a Voting Agreement (the “Voting Agreement”), pursuant to which each Other Shareholder irrevocably appointed AMH as its proxy and attorney-in-fact (the “Proxy”) to vote all of such Other Shareholder’s Class A Common Shares at any meeting of AHL’s shareholders occurring following the Closing Date and in connection with any written consent of AHL’s shareholders following the Closing Date. The Proxy will be of no force and effect, and AMH will not be entitled to vote any of such Other Shareholder’s Class A Common Shares, after the Fall-away Date (as defined below).

Shareholders Agreement

In connection with the Transaction Agreement, AHL and the Apollo entities that currently are, or will be upon consummation of the Transactions, shareholders of AHL (the “Apollo Shareholders”) will enter into a Shareholders Agreement, to be dated as of the Closing Date (the “Shareholders Agreement”), providing for, among other things, (i) AHL granting the Apollo Shareholders certain nomination rights to the AHL Board, (ii) subjecting the Class A Common Shares held by the Apollo Shareholders to a lockup period and certain other transfer restrictions and (iii) AHL granting the Facility Right to a representative of the Apollo Operating Group, in each case, on the terms and subject to the conditions set forth therein. The Shareholders Agreement also sets forth certain information and inspection rights in favor of, and imposes certain confidentiality obligations on, the Apollo Shareholders.

Nomination Rights. Pursuant to the Shareholders Agreement, the Apollo Shareholders will have the right to nominate a number of individuals for election to the AHL Board (the “Apollo Nominees”) at each election in proportion to the number of Class A Common Shares held or beneficially owned by the Apollo Shareholders (including any Class A Common Shares to which a valid proxy has been granted to any Apollo Shareholder), rounded up to the nearest whole number, minus the number of directors nominated by the Apollo Shareholders then serving on the AHL Board on classes of directors whose terms are not expiring at such annual or special general meeting. AHL will reasonably cooperate with, and use commercially reasonable efforts to assist, the Apollo Shareholders to cause the election of the Apollo Nominees to the AHL Board. The Apollo Shareholders’ right to nominate the Apollo Nominees will terminate (such time, the “Fall-away Date”) on the earlier of (i) the Apollo Parties no longer continuing to hold or beneficially own (excluding any Class A Common Shares to which a valid proxy has been granted to any Apollo Shareholder by any employee of AHL) at least 7.5% of the issued and outstanding Class A Common Shares or (ii) the Apollo Shareholders no longer continuing to hold or beneficially own (including any Class A Common Shares to which a valid proxy has been granted to any Apollo Shareholder) at least 5% of the issued and outstanding Class A Common Shares.

Lock-Up, ROFO and Transfer Restrictions. Pursuant to the Shareholders Agreement, for three years after the Closing Date (the “Lock-Up Period”), the Apollo Shareholders may not transfer any Class A Common Shares except (i) after consultation with AHL, and subject to receipt of all required regulatory approvals, to certain affiliates and other controlled entities (who will be permitted transferees under the Shareholders Agreement) or (ii) in connection with certain permitted hedging transactions. From and after the expiration of the Lock-Up Period, AHL will generally have a right of first offer to purchase any Class A Common Shares that any Apollo Shareholder elects to sell (other than to a permitted transferee). If AHL does not exercise its right of first refusal, then the Apollo Shareholders will be permitted to transfer their Class A Common Shares, provided that the Apollo Shareholders will be prohibited from transferring Class A Common Shares to any competitor of AHL or to any person that would, after giving effect to the transfer, hold 2.5% or more of the issued and outstanding Class A Common Shares.

Facility Right. AHL will grant a representative of the Apollo Operating Group the right to purchase up to that number of Class A Common Shares that would increase by 5% the percentage of the issued and outstanding Class A Common Shares beneficially owned by the Apollo Parties (inclusive of any Class A Common Shares over which any such persons have a valid proxy), calculated on a fully diluted basis. The Facility Right may be exercised on more than one occasion in increments no less than 1%. The purchase price for the Class A Common Shares issued in connection with the exercise of the Facility Right will be equal to the greater of (A) the closing price of Class A Common Shares on the last trading day immediately prior to the applicable exercise of the Facility Right and (B) (i) for the first year following the Closing Date, $42.92, and (ii) thereafter, the 60 calendar day trailing volume-weighted average price of such Class A Common Shares as of the applicable exercise date of the Facility Right.

Registration Rights Agreement

In connection with the Transaction Agreement, AHL and AGM have also agreed to enter into a Registration Rights Agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), providing for, among other things, demand, piggyback and shelf registration rights with respect to the Class A Common Shares held by AGM and its affiliates (the “Registrable Securities”), in each case, on the terms and subject to the conditions set forth therein.

Demand Registration. The Registration Rights Agreement will grant AGM certain rights to demand that AHL use its commercially reasonable efforts to effect the registration (a “Demand Registration”) as promptly as practicable under the Securities Act of 1933, as amended, supplemented or restated from time to time (the “Securities Act”), of certain Registrable Securities, along with any other equity securities of AHL which AHL may elect to register in connection therewith, all to the extent necessary to permit the disposition of the Registrable Securities, if any, to be so registered.

Offering Requests; Piggyback Registration. Pursuant to the Registration Rights Agreement, AGM will be permitted to demand (i) that AHL undertake certain underwritten offerings and (ii) that AGM be permitted to initiate an offering or sale of its Registrable Securities that does not constitute an underwritten offering, in each case, subject to certain terms and conditions set forth in the Registration Rights Agreement. Under the Registration Rights Agreement, AGM will also be permitted to request the inclusion of some or all of its Registerable Securities in an offering of any of AHL’s securities being effected by AHL for itself, subject to customary terms and conditions.

Shelf Registration. AGM may require, upon providing notice to AHL, that AHL (i) file within 60 days of such notice, a registration statement on Form S-3 covering the resale of Registrable Securities and (ii) cause such registration statement to be declared effective within 90 days following such filing date. AHL will use commercial reasonable efforts to keep such shelf registration statement continuously effective until the date on which all Registrable Securities covered by such shelf registration statement have been sold thereunder.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of each Apollo Shareholder, will be paid by such Apollo Shareholder, provided such expenses shall be consistent with customary and prevailing market practices for similar offerings. The registration rights granted in the Registration Rights Agreement are subject to a minimum number of Registrable Securities equal to the lesser of 1% of the issued and outstanding Class A Common Shares and $40 million in value of Registrable Securities being registered. The registration rights granted in the Registration Rights Agreement are also subject to customary restrictions such as blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Liquidity Agreement

In connection with the Transaction Agreement, AHL and AGM have also agreed to enter into a Liquidity Agreement, to be dated as of the Closing Date (the “Liquidity Agreement”), pursuant to which, once each quarter, AHL will be entitled to liquidate a number of AOG Units for payment of cash proceeds as set forth in the Liquidity Agreement. Upon receipt of a notice from AHL to exercise such right, AGM will consummate, or permit the consummation of, one of the following transactions:

•	a purchase of AOG Units from AHL (a “Purchase Transaction”);

•	if AHL and AGM do not agree to consummate a Purchase Transaction, AGM will use its best efforts to consummate a public offering of AGM Class A Common Stock, the proceeds (net of certain commissions, fees and expenses consistent with customary and prevailing market practices for similar offerings) of which will be used to fund the purchase of AOG Units from AHL (a “Registered Sale”);

•	if AGM notifies AHL that it cannot consummate a Registered Sale, upon AHL’s request, AGM will use its best efforts to consummate a sale of AGM Class A Common Stock pursuant to an exemption from the registration requirements of the Securities Act, the proceeds (net of certain commissions, fees and expenses consistent with customary and prevailing market practices for similar offerings) of which will be used to fund the purchase of AOG Units from AHL (a “Private Placement,” and collectively with a Purchase Transaction and a Registered Sale, a “Sale Transaction”); or

•	if AGM elects (in its sole discretion) not to consummate a Sale Transaction, AHL will be permitted to sell AOG Units in one or more transactions that are exempt from the registration requirements of the Securities Act, subject to certain restrictions (an “AOG Transaction”).

In each case, AHL’s liquidity rights are subject to certain limitations and obligations, including that AHL shall request liquidity for AOG Units with a value of at least $50 million, and shall set the minimum sale price for such AOG Units at not less than 90% of the volume-weighted average price of the shares of AGM Class A Common Stock for the 10 consecutive business days prior to the day AHL submits a notice for sale of AOG Units. In case of a Registered Sale and a Private Placement, AGM shall not be required to sell any shares of AGM Class A Common Stock at a price that is lower than such minimum sale price.

The Liquidity Agreement provides that AHL is prohibited from transferring its AOG Units other than to an affiliate or pursuant to the options set forth above. The Liquidity Agreement also restricts AHL from transferring AOG Units to a “bad actor” (as defined in Regulation D of the Securities Act), any person restricted by law or regulation from owning equity securities of AGM and to an entity listed on a schedule thereto. AGM has the right not to consummate a Registered Sale or a Private Placement if the recipient of the shares of Class A Stock would receive more than 2.0% of the outstanding and issued shares of AGM Class A Common Stock. Additionally, AGM has the right not to consummate an AOG Transaction if the recipient would, following such AOG Transaction, be the beneficial owner of greater than 3.5% of the AOG Units.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Transaction Agreement, the Voting Agreement, the Shareholders Agreement, the Registration Rights Agreement and the Liquidity Agreement (collectively, the “Agreements”), which will be filed as an exhibit to AGM’s Form 10-K report for the fiscal year ending December 31, 2019.

Item 7.01	Regulation FD Disclosure

On October 28, 2019, AGM and AHL issued a joint press release announcing the execution of the Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 28, 2019, AGM and AHL will hold a joint conference call with analysts and investors regarding the transactions contemplated by the Transaction Agreement. A copy of the materials that will be presented during such conference call are posted on the Stockholders section of AGM’s website at https://www.apollo.com/stockholders.

The information being furnished in this Item 7.01 “Regulation FD Disclosure” of Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1, contains forward looking statements that are within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions. We believe these risks, uncertainties and assumptions include but are not limited to those described under the section entitled “Risk Factors” in AGM’s annual report on Form 10-K filed with the SEC on March 1, 2019 and its quarterly report on Form 10-Q filed with the SEC on August 6, 2019, as such factors may be updated from time to time in AGM’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. AGM undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of Apollo or any Apollo fund.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated October 28, 2019

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: October 28, 2019	By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer, Vice President and Secretary

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